UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3041

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 14, 2023, Forward Industries, Inc. (the “Company”) held its 2023 Annual Shareholders’ Meeting and the results of each of the proposals are listed below.

Proposal	For	Against	Withheld	Abstain	Broker Non-Votes
(1) To elect the following directors:
Terence Wise	4,754,705	*	27,817	*	1,891,982
Sangita Shah	4,311,270	*	471,252	*	1,891,982
Sharon Hrynkow	4,753,494	*	29,028	*	1,891,982
James Ziglar	4,748,642	*	33,880	*	1,891,982
(2) To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2023.	6,612,453	26,682	*	35,369	*
(3) To approve, on an advisory basis, the compensation paid to the Company’s named executive officers.	4,649,801	116,883	*	15,838	1,891,982

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* Not applicable.

There were 10,061,185 shares outstanding on the record date of the meeting and a total of 6,674,504 shares were voted. Proposal 1 required a plurality vote and Proposals 2 and 3 required an affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Each of the four nominees for director was elected to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. Additionally, Proposals 2 and 3 were approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: February 15, 2023	By:	/s/ Anthony Camarda
Name: Anthony Camarda
Title: Chief Financial Officer

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